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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 (No. 333-49795) of our report dated January 30, 1998, except as to the pooling of interests with Intirion which is as of March 12, 1998, relating to the supplementary consolidated financial statements of Mac-Gray Corporation, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Boston, Massachusetts

April 17, 1998